File No. [33-__________]

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         PAN INTERNATIONAL GAMING, INC.

             (Exact name of registrant as specified in its charter)

          NEVADA                                            91-1942841
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or                                    Identification No.)
organization)

                            19239 Aurora Avenue North
                            Shoreline, WA 98133-3930
           (Address of principal executive office, including zip code)

                   VARIOUS EMPLOYMENT AND CONSULTANT CONTRACTS
                            (Full Title of the Plan)

                            Jerry Cornwell, President

                         PAN INTERNATIONAL GAMING, INC.
                            19239 Aurora Avenue North
                            Shoreline, WA 98133-3930
                                 (206) 546-9660
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE*

-----------------------------------------------------------------------------------------------
                                                       PROPOSED      PROPOSED
                                                       MAXIMUM       MAXIMUM
TITLE OF EACH CLASS OF                                 OFFERING      AGGREGATE       AMOUNT OF
SECURITIES TO BE                   AMOUNT TO BE       PRICE PER      OFFERING      REGISTRATION
REGISTERED                         REGISTERED          SECURITY       PRICE            FEE
===============================================================================================
Common Stock, Par Value $0.001     500,000 Shares       $1.00       $500,000           $132
-----------------------------------------------------------------------------------------------

* Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices reported by the national quotation bureau for over-the-counter trading for April 15, 2000

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

      Not required to be filed.

Item 2. Registrant Information and Employee Plan Annual Information.

      Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by PAN International Gaming, Inc. (the Company) with the Securities and Exchange Commission (the Commission) are incorporated by reference in this Registration Statement.

      1. The description of the Company's Class A Common Voting Equity Stock ("Common") on Form 8-A filed on February 3, 1994, as amended and updated.

      2. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

      In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Section 78.751 of the Nevada Revised Statutes provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employee or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.

      The Company's articles and bylaws permit indemnification of all officers, directors, employees and agents in this manner. The articles also provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits:

      See Exhibit Index

Item 9. Undertakings.

      (1) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes the agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and the Company hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shoreline, Washington, on April 21, 2000.

                                        PAN International Gaming, Inc.


                                        /s/ Jerry Cornwell
                                        ----------------------------------------
                                        by Jerry Cornwell
                                        President, Chief Executive Officer,
                                        Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 21, 2000.


/s/ Jerry Cornwell
-----------------------------------
Jerry Cornwell
President, Chief Executive Officer,
Director


/s/ Clifford M. Johnston
-----------------------------------
Clifford M. Johnston
Vice President, Chief Financial Officer,
Director


/s/ Kenneth A. Burns
-----------------------------------
Kenneth A. Burns
Secretary/Treasurer, Director

                                  Exhibit Index

Exhibit
No.         Description

4.1     Articles of Incorporation of PAN International Gaming, Inc. *

4.2     Bylaws of PAN International Gaming, Inc. *

5. Opinion of Raice Paykin Krieg & Schrader as to the validity of the original issuance of the securities being registered. *

23.1    Consent of William L. Butcher. *

23.2    Consent of Raice Paykin Krieg & Schrader (included in Exhibit 5).

24.     Powers of Attorney (included as part of signature page).

99.1 Employment Agreement dated April 15 between the Company and Clifford M. Johnston, under which 100,000 common shares can be issued for services rendered. *

99.2 Employment Agreement dated April 15, 2000 between the Company and Brad Cohen, under which 20,000 common shares can be issued for services rendered. *

99.3 Consulting Agreement dated April 15, 2000 between the Company and Naomi Hope, under which 75,000 common shares can be issued for services rendered. *

99.4 Employment Agreement dated April 15, 2000 between the Company and Tony Zitko, under which 55,000 common shares can be issued for services rendered.*

99.5 Employment Agreement dated April 15, 2000 between the Company and John Young, under which 50,000 common shares can be issued for services rendered.*

99.6 Employment Agreement dated April 15, 2000 between the Company and Judy Morton Johnston under which 25,000 common shares can be issued for services rendered.*

99.7 Employment Agreement dated April 15, 2000 between the Company and Jerry Cornwell, under which 125,000 common shares can be issued for services rendered.*

99.8 Consulting Agreement dated April 15, 2000 between the Company and Constance Swedberg, under which 50,000 common shares can be issued for services rendered.*

* Filed Herewith.